UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2004

DIGITAS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-29723	04-3494311
(Commission File Number)	(I.R.S. Employer Identification No.)

800 Boylston Street, Boston, Massachusetts	02199
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 867-1000

Item 5.    Other Events.

On April 23, 2004, Digitas Inc. (the “Company”), as guarantor, and Digitas LLC, a wholly-owned subsidiary of the company, as tenant, entered into a lease with Arch Street Tower LLC, as landlord, (the “Lease”) for 199,776 rentable square feet of a high rise office building located at 33 Arch Street, Boston, MA. The Lease will commence on the earlier of December 5, 2005 or the date the Company first occupies the space. The Lease will expire on November 20, 2017. The Company intends to relocate its corporate headquarters to this space in 2005. The Lease is attached hereto as Exhibit 99.1 and incorporated into by reference into this Form 8-K.

Item 7.    Financial Statement and Exhibits

(c)	Exhibits

Exhibit 99.1	Lease by and between Arch Street Tower LLC, Digitas LLC and the Company dated as April 23, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAS INC.

Date: April 28, 2004

/s/ Thomas M. Lemberg

Thomas M. Lemberg

Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Lease by and between Arch Street Tower LLC, Digitas LLC and the Company dated as April 23, 2004